CONSULTING AGREEMENT

          This Consulting Agreement (this "Agreement"), by and between Transocean Offshore Inc., a Cayman Islands corporation (the "Company"), and
Victor  E.  Grijalva  (the  "Consultant"),  is  dated  as  of December 13, 1999.

          WHEREAS, pursuant to the terms of that certain Agreement and Plan of Merger dated as of July 12, 1999 (the "Merger Agreement"), by and among the Company, Sedco Forex Holdings Limited, a British Virgin Islands corporation ("Sedco Forex"), and Schlumberger Limited, a Netherlands Antilles corporation
("Schlumberger"), the Consultant is to become the Chairman of the Board of Directors of the Company upon completion of the merger provided for in the Merger Agreement; and

          WHEREAS, it is a condition to the Consultant's appointment as Chairman of the Board of Directors that he enter into a consulting agreement with the Company;

          NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, it is hereby agreed as follows:

          1.  Definitions.  Capitalized  terms  used  herein  without definition
              -----------
shall  have  the  meanings  assigned  to  them  in  the  Merger  Agreement.

          2.  Post-Merger  Services.
              ---------------------

          (a) In connection with the Merger, the Company shall cause the Consultant to be nominated to its Board of Directors (the "Board") beginning as of the Effective Time to serve as Chairman thereof for a term or terms extending until the date of his sixty-fifth (65th) birthday ("Resignation Date"). On the Resignation Date, the Consultant shall tender to the Board his resignation, such tender of resignation to be acted upon in the discretion of the Board (without participation by the Consultant in the deliberation or vote with respect thereto).

          (b) From the Effective Time through the Resignation Date, or such shorter period as may be provided pursuant to Section 4(a), (b), or (c) below (the "Engagement Period"), in consideration for the compensation provided for below, the Consultant shall make himself available to the Company, at mutually convenient times and places, for such consulting services as may be requested by the Chief Executive Officer or the Board of the Company, in connection with long-range planning, strategic direction, integration and rationalization and other matters following the Merger, including work with the Chief Executive Officer and, as may be requested by the Chief Executive Officer, other senior management of the Company with respect to matters to be presented to the Board.

          3.  Compensation  and  Benefits.
              ---------------------------

          (a) The Company shall pay the Consultant a fee (the "Fee") of $400,000 per annum, payable monthly in advance in prorated one-twelfth (1/12) portions, during the Engagement Period. In addition, during the Engagement Period, the Consultant shall be entitled


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to  cost reimbursement (including travel expense reimbursement) as in effect for its non-employee members of the Board in accordance with the Company's policies.

          (b) The Consultant shall receive the same compensation and benefits, other than cash director fees, as other non-employee members of the Board in accordance with the Company's policies.

          (c) The Consultant's status hereunder during the Engagement Period shall be that of an independent contractor and not, for any purpose, that of an employee or agent with authority to bind the Company in any respect. All payments and other consideration made or provided to the Consultant under this
Section 3 shall be made or provided without withholding or deduction of any kind, and the Consultant shall assume sole responsibility for discharging all tax or other obligations associated therewith, unless the Consultant and the Company shall otherwise agree.

          4.  Termination.
              -----------

          (a) If the Consultant should die or become Permanently Disabled before the Resignation Date, the Engagement Period shall end on the date of such death or Permanent Disability, and the Company shall pay to the Consultant's estate or to the Consultant or his legal guardian, as applicable, any portion of the Fee that has accrued but remains unpaid. For purposes of this Agreement, "Permanently Disabled" or "Permanent Disability" shall mean entitlement to benefits under the long-term disability plan sponsored by the Company.

          (b) The Company (by a vote of the Board of Directors other than the Consultant, which vote must include the vote of at least one person serving as a member of the Board of Directors by designation of Schlumberger pursuant to the Merger Agreement) may terminate the Engagement Period for Cause, in which event no further payments of the Fee (other than any portion of the Fee that has accrued but remains unpaid) shall be made. For purposes of this Agreement, "Cause" shall mean (i) any material breach of Consultant's duty of loyalty to the Company or its shareholders, (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law or (iii) any transaction from which the Consultant derived a material improper personal benefit. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Consultant in good faith and in the best interests of the Company and its subsidiaries.

          (c) If the Consultant should resign or otherwise leave the Board prior to the Resignation Date, the Engagement Period shall end as of the date of such resignation or the date Consultant leaves the Board, in which event no further payments of the Fee (other than any portion of the Fee that has accrued but remains unpaid) shall be made.

          (d)  This  Agreement  shall  terminate  at  the  end of the Engagement
Period.

          5.  Indemnification.  The  Company  shall indemnify the Consultant and
              ---------------
his estate, heirs and personal representatives, in connection with the Consultant's services hereunder, as and to the full extent provided in the Company's Articles of Association. In addition, the Consultant shall be covered by the Company's Directors and Officers' liability insurance program.


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          6.  Successors.
              ----------

          (a) This Agreement is personal to the Consultant and shall not be assignable without the written consent of the Company.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its respective successors and assigns.

          7.  Miscellaneous.
              -------------

          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective permitted successors and assigns.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If  to  the  Consultant:
          Victor  E.  Grijalva
          c/o  Schlumberger  Limited
          277  Park  Avenue
          New  York,  New  York  10172


          If  to  the  Company:
          Transocean  Sedco  Forex  Inc.
          4  Greenway  Plaza
          Houston,  Texas  77046
          Attn:  General  Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notices and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision (or portion thereof) of this Agreement shall not affect the validity or enforceability of any other provision (or portion thereof) of this Agreement.

          (d) From and after the Effective Time, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof. This Agreement shall be null and void, ab initio, and of no further effect if the Merger Agreement is terminated before the Effective Time.


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          (e)  This  Agreement  may be executed in several counterparts, each of which shall be deemed an original, and said counterparts shall constitute but one and the same instrument.



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          IN  WITNESS  WHEREOF, the Consultant has hereunto set the Consultant's hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.


                                        /s/ VICTOR  E.  GRIJALVA
                                        ----------------------------------------
                                        Victor  E.  Grijalva


                                        TRANSOCEAN OFFSHORE INC.


                                        By /s/ J. MICHAEL TALBERT
                                           ------------------------------------
                                           Name:
                                           Title:


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